Exhibit 99.1

NEWS RELEASE

Golden Queen Announces Financial Results

for the First Quarter of 2018

VANCOUVER, BRITISH COLUMBIA – May 10, 2018 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) announces its financial results for the quarter ended March 31, 2018 at its 50%-owned Soledad Mountain gold-silver mine (the “Mine”) located south of Mojave, California. The financial results were filed today on Form 10-Q with the United States Securities and Exchange Commission. All amounts are illustrated in thousand US dollars and reflect 100% of the financial results of Golden Queen Mining Company, LLC (“GQM LLC”), the Company’s 50%-owned subsidiary that holds the Mine unless otherwise stated.

FIRST QUARTER OPERATIONAL HIGHLIGHTS

•	gold production of 6,579 ounces
•	silver production of 58,024 ounces
•	average gold and silver grade placed this quarter was 0.019 ounces per ton gold and 0.313 ounces per ton silver

KEY METRICS

Mining	Q1’18	Q4’17	Q3’17	Q2’17	Q1’17
Ore mined (‘000 tons)	1,135	973	928	1,010	852
Waste mined: ore mined ratio	2.3:1	3.7:1	4.3:1	3.7:1	3.8:1
Gold grade placed (oz/ton)	0.019	0.012	0.013	0.016	0.019
Silver grade placed (oz/ton)	0.313	0.225	0.180	0.201	0.232
Gold sold (oz)	6,529	9,971	12,255	12,653	11,160
Silver sold (oz)	53,612	73,501	47,977	53,514	62,095
Total cash costs ($/t placed) (1)	18.06	17.58	16.99	13.48	16.08
Apparent gold cumulative recovery(1) (%)	71.5	75.5	73.0	68.0	63.3
Apparent silver cumulative recovery(1) (%)	27.1	27.4	25.8	25.3	25.3

Financial(1)	Q1’18	Q4’17	Q3’17	Q2’17	Q1’17
Revenue ($000)	9,585	13,939	16,496	16,822	14,804
Income (loss) from mine operations ($000)	(6,449)	(5,512)	(1,839)	773	487
General & administrative expenses ($000)	(1,254)	(1,936)	(1,171)	(712)	(1,416)
Total other income (expenses) ($000)	(1,360)	1,396	(214)	1,131	(1,887)
Net & comprehensive income (loss) ($000)	(9,063)	(1,327)	(3,224)	1,192	(2,816)
Net & comprehensive income (loss) attributable to LTD ($000)	(5,417)	2,188	(1,889)	962	(2,426)
Average realized gold price(1) ($/oz sold)	1,330	1,275	1,280	1,262	1,228
Average realized silver price(1) ($/oz sold)	16.70	16.61	16.89	17.10	17.59

(1)	Total cash costs, apparent cumulative recovery and All-in sustaining costs (see below) are financial performance measures with no standard meaning under General Accounting Accepted Principles in the US (“US GAAP”). See below in this news release for information on non-GAAP measures used in this news release.

FIRST QUARTER FINANCIAL HIGHLIGHTS

•	Attributable net loss for the first quarter totaled $5.4 million, or $0.03 loss per share, on a basic and diluted basis
•	Revenue totaled $9.6 million in the first quarter
•	Gold sold in the first quarter totaled 6,529 ounces at an average realized gold price of $1,330 per ounce
•	Silver sold in the first quarter totaled 53,612 ounces at an average realized silver price of $16.70 per ounce
•	Cash balances as at March 31, 2018 totaled $18.2 million
•	Total cash costs net of by-product credits of $2,090 per ounce produced for the first quarter
•	All-in sustaining costs(2) of $2,413 net of by-product credits per ounce produced for the first quarter

During the first quarter ended March 31, 2018, the net loss attributable to the Company was $5.4 million (or $0.03 on a basic and diluted basis), compared to a net loss of $2.4 million (or $0.02 on a basic and diluted basis), for the corresponding period in 2017.

The Company had revenues from operations during the three months ended March 31, 2018 in the amount of $9.6 million from the sales of 6,529 ounces of gold and 53,612 ounces of silver. The Company’s operational revenue during the three months ended March 31, 2017 was $14.8 million.

The Company had, on a consolidated basis, $28.8 million in current assets, including $18.2 million in cash, and a working capital of $10.9 million as at March 31, 2018, compared with $12.7 million in assets, including $2.9 million in cash, and working capital deficit of $13.1 million as at December 31, 2017.

The financial position and results for the quarter ended March 31, 2018 are summarized in the tables below and are presented on a 100% project ownership basis unless otherwise noted (the figures on the table are expressed in thousands of US dollars, except share amounts, unless otherwise noted):

Financial Position	Q1’18	Q4’17	Q3’17	Q2’17	Q1’17
Cash	18,230	2,937	4,683	6,284	9,451
Prepaid expenses & other current assets	685	699	344	559	632
Inventories	9,928	9,028	11,952	12,399	11,814
Property, plant, equipment & mineral interests	141,641	141,848	141,194	140,174	138,074
Advance minimum royalties	304	304	304	304	304
Total assets	170,788	154,816	158,477	159,742	160,342
Working capital (deficit)	10,937	(13,102)	(9,088)	(3,898)	753
Current liabilities	17,906	25,766	26,067	23,162	21,211
Long-term liabilities	40,518	42,036	44,135	45,129	48,923
Shareholders’ equity	89,608	62,800	62,654	65,295	64,144

Net Income	Q1’18	Q4’17	Q3’17	Q2’17	Q1’17
Net Income (loss) & comprehensive income (loss) attributable to Golden Queen	(5,417)	2,188	(1,889)	962	(2,426)
Basic & diluted income (loss) per share attributable to the Company	$(0.03)	$0.02	$(0.02)	$0.01	$(0.02)

MINING

In the fourth quarter of 2017, management accelerated the development of the East Pit to access production of sufficient higher-grade ore. In the first quarter of 2018, almost all of the Mine’s production was sourced from the East Pit. Mining results from the East Pit have shown significant positive reconciliation for both tons and grade with the mine plan. Operations during the first quarter of 2018 showed continued improvement in gold ounces loaded on the pad. Mining of the East Pit progressed on schedule.

In the second half of 2017, the plant extracted more gold from the leach pad than the net recoverable ounces loaded due to the low grade of the ore loaded during this period. Given that it can take 100 to 150 days between ore mining and the fresh solution reaching the plant, there is a delay in new gold impacting the doré production. This is what was experienced in the first quarter of 2018, whereby the Mine experienced a lack of available ounces to produce the doré. It is anticipated that the gold production will increase in the future quarters of 2018.

Gold production commenced in April 2016. A total of 71,615 ounces of gold and 490,367 of silver have been produced as at March 31, 2018.

Technical Information

The scientific and technical content of this news release was reviewed, verified and approved by Golden Queen Mining Company LLC’s Timothy Mazanek, SME, a qualified person as defined by National Instrument 43-101.

About Golden Queen Mining Co. Ltd.:

Golden Queen is an emerging gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution with Respect to Forward-looking Statements: Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or "forward-looking statements" within the meaning of applicable Canadian and U.S. securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will continue to”, or similar terminology. Forward-looking statements include but are not limited to, statements related to expected production rates, ore output and grade results, plans and intentions with respect to activities on the Project, and the results of ongoing drilling supporting past resource estimates. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking information is based on reasonable assumptions that have been made by the Company as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to differ materially from statements in this press release regarding our intentions including, without limitation, risks and uncertainties regarding: accidents; equipment breakdowns; commodity prices; changes in planned work resulting from logistical, technical or other factors; that results of operations on the Project will not meet projected expectations due to any combination of technical or operational factors; and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2017. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws.

NON-GAAP MEASURES: “Total cash costs” are common financial performance measures in the gold mining industry but with no standard meaning under US GAAP. Management believes that, in addition to conventional measures prepared in accordance with US GAAP, certain investors use this information to evaluate our performance and ability to generate cash flow. Accordingly, it is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with US GAAP. The measure, along with sales, is considered to be a key indicator of a Company’s ability to generate earnings and cash flow from its mining operations. Total cash cost figures are calculated in accordance with a standard developed by The Gold Institute, which was a worldwide association of suppliers of gold and gold products and included leading North American gold producers. The Gold Institute ceased operations in 2002, but the standard is the accepted standard of reporting cash cost of production in North America. Adoption of the standard is voluntary and the cost measures presented may not be comparable to other similarly titled measures of other companies. Other companies may calculate these measures differently. Total cash costs are derived from amounts included in the statement of operations and include direct mining costs and site general and administrative costs. The direct mining costs shown on the table below include mine site operating costs such as mining, processing, smelting, refining, third party transportation costs, advanced minimum royalties and production costs less silver metals revenues. Management has determined that silver metals revenues when compared with gold metals revenues, are immaterial and therefore are considered a by-product of the production of gold.